EXHIBIT 10.3

October 5, 2017

VIA ELECTRONIC MAIL

Re: Pay-Off Letter Agreement - Convertible Promissory Note

Dear ____________:

Reference is made to the obligations and amounts outstanding with respect to that certain Convertible Promissory Note (the “Note”) issued to you by Duos Technologies Group, Inc., a Florida corporation (the “Company”) dated November 1, 2015 in the amount of $_____________. Under the terms and conditions of the Note, you are owed $________, including interest though October 16, 2017 (the “Debt Obligation”).

Our Current Financing

As described in the Second Amended Letter Agreement dated on or about July 27, 2017, the Company was in the process of pursuing a public offering of its securities to raise at a minimum $5,000,000 and remain quoted on the OTC Markets OTCQB (the “Initial Offering”). On September 28, 2017, the Company entered into a Non-Binding Letter of Intent to consummate a Preferred Share and Warrant Financing in an amount up to $15,000,000 (the “Current Offering”). Therefore, the Company is contacting you and other holders of the Company’s securities to inform you of such changes to the Initial Offering and provide payment to you for the Debt Obligation pursuant to the terms and conditions of the Current Offering as further described herein (the “Pay-Off”).

Payment of the Debt Obligation

Upon delivery of payment to you in the amount of the Debt Obligation, the Company will have paid all amounts due and owing to you under the Note. Further, effective immediately upon your receipt of payment in full in cash of the Debt Obligation, without further action on the part of the parties hereto, all obligations of the Company to you, under the Note, shall be paid and discharged in full.

By signing below, this Pay-Off Letter Agreement shall serve as written confirmation that you have reviewed this Pay-Off Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Pay-Off as described herein. Upon the Effective Date of such Pay-Off, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Note and the Debt Obligation. Notwithstanding anything contained herein, in the event the Current Offering is not consummated on or before ninety (90) days from the date hereof, this Pay-Off Letter Agreement will terminate and shall be of no further force and effect.

This Pay-Off Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Pay-Off Letter Agreement. This Pay-Off Letter Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to choice of law principles.  This Pay-Off Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

In case any provision of this Pay-Off Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Pay-Off Letter Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Pay-Off Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order to more effectively accomplish the purposes of this Pay-Off Letter Agreement.

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Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

DUOS TECHNOLOGIES GROUP, INC.

By:
Name:	Gianni B. Arcaini
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

_________________________

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